                                                                     EXHIBIT 5.1


                 [Orrick, Herrington & Sutcliffe LLP Letterhead]


                                 January 3, 2002

ESS Technology, Inc.
48401 Fremont Boulevard
Fremont, California  94538

           Re:   ESS Technology, Inc.
                 Registration Statement on Form S-3 (Registration No. 333-74980)


Ladies and Gentlemen:

            At your request, we are rendering this opinion in connection with a proposed sale of up to 2,500,000 shares (the "Primary Shares") of common stock, $0.001 par value per share, by ESS Technology, Inc., a California corporation (the "Company"), and up to 2,100,000 shares (the "Secondary Shares") of the Company's common stock, $0.001 par value per share, by a selling shareholder, in each case pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement").

            We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

            Based on such examination, we are of the opinion that the Secondary Shares are, and, when issued and sold as described in the Registration Statement, the Primary Shares will be, legally issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,


                                        ORRICK, HERRINGTON & SUTCLIFFE LLP